Exhibit 99.1

Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma condensed combined financial information is based upon the historical consolidated financial information of Endurance International Group Holdings, Inc. (hereinafter referred to as “Endurance,” “we,” “our,” “us,” and similar terms unless the context indicates otherwise) and LTD Software LLC (the “Seller”), and has been prepared to give effect to Endurance’s acquisition from the Seller of substantially all of the assets of Ecomdash (the “Acquisition”).

The unaudited pro forma condensed combined balance sheet data as of June 30, 2019 give effect to the Acquisition as if it had occurred as of June 30, 2019. The unaudited pro forma condensed combined statements of operations data for the year ended December 31, 2018 and the six months ended June 30, 2019 give effect to the Acquisition as if it had occurred as of January 1, 2018. The historical consolidated financial information has been adjusted to give effect to estimated pro forma events that are (1) directly attributable to the Acquisition, (2) factually supportable and (3) with respect to statement of operations information, expected to have a continuing impact on the combined results of operations.

The pro forma condensed combined financial information is unaudited and is presented for illustrative purposes only. This financial information (including the pro forma adjustments) is preliminary and based upon available information and various adjustments and assumptions set forth in the accompanying notes, and is not necessarily an indication of the consolidated financial position or results of operations of Endurance that would have been achieved had the Acquisition been completed as of the dates indicated or that may be achieved in the future.

The unaudited pro forma condensed combined financial information has been compiled in a manner consistent with the accounting policies adopted by Endurance. These accounting policies are similar in most material respects to those of Ecomdash before the consummation of the Acquisition, except for the accounting for amortization of intangible assets. The unaudited pro forma condensed combined financial information reflects the amortization of intangible assets as a cost of revenue, which is consistent with our historical accounting policy for this item. The unaudited pro forma condensed combined statements of operations do not reflect any integration activities or cost savings from operating efficiencies, synergies, asset dispositions or other restructurings that may or may not result from the Acquisition.

The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes and assumptions, as well as the audited consolidated financial statements and accompanying notes of Endurance for the year ended December 31, 2018 from our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on February 21, 2019; the audited financial statements and accompanying notes of LTD Software LLC for the year ended December 31, 2018 from our Current Report on Form 8-K filed with the SEC on September 16, 2019; and the unaudited consolidated financial statements and accompanying notes of Endurance for the six months ended June 30, 2019 from our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 filed with the SEC on August 5, 2019.

Endurance International Group Holdings, Inc. and LTD Software LLC

Unaudited Pro Forma Condensed Combined Balance Sheet

June 30, 2019

(in thousands)

	Historical
	Endurance	Ecomdash	Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$90,818	$21	$(8,931	)(b)(c)	$81,908
Restricted cash	1,832	—	—		1,832
Accounts receivable	12,989	20	—		13,009
Prepaid domain name registry fees	57,326	—	—		57,326
Prepaid commissions	41,704	—	—		41,704
Prepaid and refundable taxes	6,517	—	—		6,517
Prepaid expenses and other current assets	26,411	—	—		26,411

Total current assets	237,597	41	(8,931)		228,707
Property and equipment—net	88,700	4	—		88,704
Operating lease right-of-use assets	104,210	—	—		104,210
Goodwill	1,848,949	—	6,925	(a)	1,855,874
Other intangible assets—net	292,191	—	2,835	(a)	295,026
Deferred financing costs—net	2,221	—	—		2,221
Investments	15,000	—	—		15,000
Prepaid domain name registry fees, net of current portion	11,281	—	—		11,281
Prepaid commissions, net of current portion	45,160	—	—		45,160
Other assets	2,778	—	—		2,778

Total assets	$2,648,087	$45	$829		$2,648,961

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$14,933	$123	$(42	)(a)	$15,014
Accrued expenses	64,774	241	(241	)(a)	64,774
Accrued taxes	2,418	—	—		2,418
Accrued interest	24,483	—	—		24,483
Deferred revenue	376,046	112	(34	)(a)	376,124
Operating lease liabilities—short term	22,483	—	—		22,483
Current portion of notes payable	31,606	650	(650	)(a)	31,606
Current portion of financed equipment	4,583	—	—		4,583
Deferred consideration—short term	1,408	—	750	(b)	2,158
Other current liabilities	2,319	—	55	(d)	2,374

Total current liabilities	545,053	1,126	(162)		546,017
Long-term deferred revenue	99,249	—	—		99,249
Operating lease liabilities—long term	90,989	—	—		90,989
Notes payable—long term	1,725,326	1,025	(1,025	)(a)	1,725,326
Deferred tax liability	18,785	—	—		18,785
Other liabilities	6,460	—	—		6,460

Total liabilities	2,485,862	2,151	(1,187)		2,486,826

Stockholders’ equity	162,225	(2,106)	2,016	(e)	162,135

Total liabilities and stockholders’ equity	$2,648,087	$45	$829		$2,648,961

See accompanying notes to the unaudited pro forma condensed combined financial information.

The unaudited balance sheet as of June 30, 2019 reflects the following pro forma adjustments:

(a) The following table reflects Endurance’s preliminary purchase price allocation on a pro forma basis, as if the Acquisition had taken place on June 30, 2019:

Preliminary purchase price allocation
(in thousands)
Current assets acquired	$20
Property, plant and equipment	4
Subscriber relationships	390
Developed technology	2,445
Goodwill	6,925
Current liabilities assumed	(81)
Deferred revenue	(78)

Total consideration, net of cash acquired	9,625

Cash acquired	—

Total purchase consideration	$9,625

Goodwill related to the acquisition is deductible for tax purposes.

(b) The following table reflects Endurance’s pro forma adjustments to account for the purchase consideration. The aggregate purchase price was $9.6 million, of which approximately $8.9 million was paid in cash at the closing. Endurance retained the remainder of the purchase price as a holdback to fund any working capital adjustment, if applicable, and to serve as security for the indemnification obligations of the Seller under the asset purchase agreement. Subject to any working capital adjustment and indemnification claims, Endurance will release the holdback funds to the Seller 12 months from the closing date.

Sources of purchase consideration
(in thousands)
Use of Endurance cash	$8,875
Deferred consideration—short term	750

Total purchase consideration	$9,625

(c) The following table reflects Endurance’s pro forma adjustments to our cash and cash equivalents balance in order to account for the amounts paid with respect to the Acquisition.

Amounts paid
(in thousands)
Acquisition of Ecomdash—amounts paid at closing	$8,875
Acquisition costs paid at closing	35
Elimination of Ecomdash cash not acquired	21

Total cash paid	$8,931

(d) The following table reflects Endurance’s pro forma adjustments to our current liabilities for amounts accrued relating to $0.8 million of deferred consideration that was retained as a holdback and $0.1 million for various acquisition costs, including valuation and audit fees, not paid in cash at the time of closing.

Liabilities
(in thousands)
Endurance purchase consideration—short term (within deferred consideration—short term)	$750
Acquisition costs—accrued (within other current liabilities)	55

Total pro forma adjustment to current liabilities	$805

(e) The following table reflects Endurance’s pro forma adjustments to eliminate the shareholders’ equity of Ecomdash and to account for all acquisition costs, which consist of valuation and audit fees.

Adjustments to stockholders’ equity
(in thousands)
Eliminate equity of Ecomdash	$2,106
Transaction costs	(90)

Total pro forma adjustment to equity	$2,016

Endurance International Group Holdings, Inc. and LTD Software LLC

Unaudited Pro Forma Condensed Combined Statement of Operations

Twelve Months Ended December 31, 2018

(in thousands)

	Historical
	Endurance	Ecomdash	Pro Forma Adjustments		Pro Forma Combined
Revenue	$1,145,291	$1,596	$—		$1,146,887
Cost of Revenue	520,737	542	390	(a)	521,669

Gross Profit	624,554	1,054	(390)		625,218

Operating Expense:
Sales and marketing	265,424	—	—		265,424
Engineering and development	87,980	—	—		87,980
General and administrative	124,204	1,439	—		125,643

Total operating expense	477,608	1,439	—		479,047

Income (loss) from operations	146,946	(385)	(390)		146,171

Other income (expense):
Interest income	1,089	—	—		1,089
Interest expense	(149,480)	(218)	—		(149,698)

Total other expense—net	(148,391)	(218)	—		(148,609)

Loss before income taxes and equity earnings of unconsolidated entities	(1,445)	(603)	(390)		(2,438)

Income tax benefit	(6,246)	—	(143	)(b)	(6,389)

Income (loss) before equity earnings of unconsolidated entities	4,801	(603)	(247)		3,951
Equity loss of unconsolidated entities, net of tax	267	—	—		267

Net income (loss)	$4,534	$(603)	$(247)		$3,684

See accompanying notes to the unaudited pro forma condensed combined financial information.

(a) The following table reflects the pro forma adjustment relating to the amortization of intangible assets acquired, including the cost and estimated useful life in years.

	Cost	Life (in years)	Amortization
			(in thousands)
Amortization of intangible assets
Subscriber relationships	390	15	41
Developed technology	2,445	7	349

Total adjustment to amortization			$390

(b) The following table reflects the effect tax rate post acquisition, which is the blended rate for state and federal taxes.

Tax rate
Effective tax rate post acquisition	14.4%

Endurance International Group Holdings, Inc. and LTD Software LLC

Unaudited Pro Forma Condensed Combined Statement of Operations

Six Months Ended June 30, 2019

(in thousands)

	Historical
	Endurance	Ecomdash	Pro Forma Adjustments	Pro Forma Combined
Revenue	$558,887	$872	$—	$559,759
Cost of Revenue	263,441	258	195 (a)	263,894

Gross Profit	295,446	614	(195)	295,865

Operating Expense:
Sales and marketing	132,078	—	—	132,078
Engineering and development	49,042	—	—	49,042
General and administrative	62,517	722	—	63,239

Total operating expense	243,637	722	—	244,359

Income (loss) from operations	51,809	(108)	(195)	51,506

Other income (expense):
Interest income	605	—	—	605
Interest expense	(74,251)	(84)	—	(74,335)

Total other expense—net	(73,646)	(84)	—	(73,730)

Loss before income taxes and equity earnings of unconsolidated entities	(21,837)	(192)	(195)	(22,224)
Income tax benefit	7,879	—	41 (b)	7,920

Loss before equity earnings of unconsolidated entities	(29,716)	(192)	(236)	(30,144)
Equity loss of unconsolidated entities, net of tax	—	—	—	—

Net loss	$(29,716)	$(192)	$(236)	$(30,144)

See accompanying notes to the unaudited pro forma condensed combined financial information.

(a) The following table reflects the pro forma adjustment relating to the amortization of intangible assets acquired, including the cost and estimated useful life in years.

	Cost	Life (in years)	Amortization
			(in thousands)
Amortization of intangible assets
Subscriber relationships	390	15	20
Developed technology	2,445	7	175

Total adjustment to amortization			$195

(b) The following table reflects the effect tax rate post acquisition, which is the blended rate for state and federal taxes.

Tax rate
Effective tax rate post acquisition	10.7%

Note 1—Basis of Presentation

The unaudited pro forma condensed combined balance sheet data as of June 30, 2019 give effect to the Acquisition as if it had occurred as of June 30, 2019. The unaudited pro forma condensed combined statements of operations data for the twelve months ended December 31, 2018 and for the six months ended June 30, 2019 give effect to the Acquisition as if it had occurred as of January 1, 2018. The historical consolidated financial information has been adjusted to give effect to estimated pro forma events that are (1) directly attributable to the Acquisition, (2) factually supportable and (3) expected to have a continuing impact on the combined results of operations.

We have accounted for the Acquisition using the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 805 “Business Combinations” (“ASC 805”). In accordance with ASC 805, we use our best estimates and assumptions to assign fair value to the tangible and intangible assets acquired and liabilities assumed at the acquisition date. Goodwill as of the acquisition date is measured as the excess of purchase consideration over the fair value of net tangible and identifiable intangible assets acquired.

The pro forma adjustments described above were developed based on Endurance’s assumptions and estimates, including assumptions relating to the consideration paid and the allocation thereof to the assets acquired and liabilities assumed from Ecomdash based on preliminary estimates of fair value. The final purchase price allocation may differ from what is currently reflected in the unaudited pro forma condensed combined financial information after final valuation procedures are performed and amounts are finalized. Additionally, the Acquisition and related transaction costs were funded primarily from cash and cash equivalents of Endurance, and to a lesser extent, through deferred consideration.

The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of the combined company would have been had the Acquisition occurred on the date assumed, nor are they necessarily indicative of future consolidated results of operations or financial position.

The unaudited pro forma condensed combined financial information does not reflect any integration activities or cost savings from operating efficiencies, synergies, asset dispositions or other restructurings that may or may not result from the Acquisition.

As part of the acquisition agreement, we acquired substantially all the assets and assumed certain of the liabilities of Ecomdash from the Seller.

Endurance historically has recorded all amortization expense related to acquired intangible assets as a cost of revenue. The unaudited combined condensed financial information reflects all amortization expense related to intangible assets as a cost of revenue.

Note 2—Preliminary Allocation of Purchase Consideration

The aggregate purchase price was $9.6 million, of which approximately $8.9 million was paid in cash at the closing. Endurance retained the remainder of the purchase price as a holdback to fund any working capital adjustment, if applicable, and to serve as security for the indemnification obligations of the Seller under the asset purchase agreement. Subject to any working capital adjustment and indemnification claims, Endurance will release the holdback funds to the Seller twelve (12) months from the closing date.

Transaction costs were expensed as incurred. Endurance has accounted for this transaction as a business combination in accordance with the acquisition method of accounting, which requires, among other things, that assets acquired and liabilities assumed be recognized at their estimated fair values as of the acquisition date.

Goodwill related to the acquisition is deductible for tax purposes.

The following table summarizes the preliminary allocation of the purchase consideration to the assets acquired and liabilities assumed at the date of acquisition:

September 13, 2019
(in thousands)
Working capital	$(163)
Goodwill	6,953
Developed technology	2,445
Subscriber relationships	390

Total	$9,625

The purchase price allocation is preliminary, and will be final when Endurance has completed the valuations and necessary calculations. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments and from the preliminary allocation shown above.

Note 3—Expected Future Amortization

The table below reflects the expected amortization related to the preliminary fair value of the intangible assets acquired for the five years following the Acquisition (in thousands):

	Year following the Acquisition
	Year 1	Year 2	Year 3	Year 4	Year 5
Subscriber relationships	$41	$46	$47	$43	$40
Developed technology	349	350	349	349	349

Total	$390	$396	$396	$392	$389